As filed with the Securities and Exchange Commission on August 8, 1996
                                                       Registration No. 33-80719
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CYLINK CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                California                                  95-3891600
      (State or Other Jurisdiction of                    (I.R.S. Employer
      Incorporation or Organization)                  Identification Number)

                                910 Hermosa Court
                           Sunnyvale, California 94086
           (Address of Principal Executive Office, Including Zip Code)

                               CYLINK CORPORATION
             AMENDED AND RESTATED 1994 FLEXIBLE STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                             Robert B. Fougner, Esq.
                          General Counsel and Secretary
                               Cylink Corporation
                                910 Hermosa Court
                           Sunnyvale, California 94086
                     (Name and Address of Agent for Service)

                                 (408) 735-5800
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            Michael C. Phillips, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304

============================================================================================================================
                                            CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                      Proposed
Title of securities          Amount to be         maximum offering             Proposed maximum                Amount of
 to be registered            registered          price per share (1)       aggregate offering price (1)    registration fee
- ----------------------------------------------------------------------------------------------------------------------------
Common Stock                  1,385,266                $11.75                    $16,276,875.50                $5,613.00
- ----------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon an average of the high and low prices of Cylink Corporation common stock reported on the Nasdaq National Market on August 2, 1996.


                         Exhibit Index Located at Page 8

                               Page 1 of 9 Pages

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

           There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

           1. The Registrant's latest prospectus filed with the Commission on February 15, 1996 pursuant to Rule 424(b) under the Act containing audited financial statements for fiscal year 1995; and

           2. The description of the Registrant's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-A under the Exchange Act filed with the Commission on February 14, 1996.

           All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

           Except as superseded or modified herein, any statement contained in any document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.


Item 4.  Description of Securities.

           Not applicable.


Item 5.  Interests of Named Experts and Counsel.

           None.


Item 6.  Indemnification of Directors and Officers.

           The Company's Bylaws provide that the Company will indemnify its Directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by California law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its Directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into indemnification agreements with each of its

Directors and executive officers and obtained a policy of Directors' and officers' liability insurance that insures such persons against the cost of defense, settlement or payment of a judgment under certain circumstances.

           In addition, the Company's Amended and Restated Articles of Incorporation provide that the liability of the Company's Directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This provision in the Amended and Restated Articles of Incorporation does not eliminate a Director's duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief will remain available under California law. Each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Company, for acts or omission not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Company or its shareholders, for any transaction from which the Director derived an improper personal benefit, for improper transactions between the Director and the Company and for improper distributions to shareholders and loans to Directors and officers. This provision also does not affect a Director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

           There is no pending litigation or proceeding involving a Director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any Director or officer.

Item 7.    Exemption From Registration Claimed.

           Not applicable.


Item 8.    Exhibits.


Exhibit No.                               Description
- -----------                               -----------

    4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 and 3.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-80719) which became effective on February 15, 1996 (the "Registration Statement on Form S-1")).

    4.2 Registrant's Bylaws, and amendments thereto (incorporated by reference to Exhibit 3.3 and 3.4 to the Registration Statement on Form S-1).

    5.1          Opinion of Morrison & Foerster LLP.

   23.1          Consent of Counsel (included in Exhibit 5.1).

   23.2          Consent of Price Waterhouse LLP (see page II-4).

   24.1          Power of Attorney (see page II-5).

Item 9.    Undertakings.

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 1996 appearing on page F-2 of Cylink Corporation's Registration Statement on Form S-1 (No. 33-80719) and in the related Prospectus constituting part of such Registration Statement on Form S-1.



PRICE WATERHOUSE LLP



San Jose, California
August 8, 1996

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cylink Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California, on August 8, 1996.


                                               CYLINK CORPORATION



                                               By   /s/ John H. Daws
                                                    ----------------------------
                                                    John H. Daws
                                                    Chief Financial Officer



                                POWER OF ATTORNEY


           Each person whose signature appears below constitutes and appoints Jimmy K. Omura, John H. Daws, and Robert B. Fougner, and each of them, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Capacity                            Date
- ---------                    --------                            ----

   /s/ Jimmy K. Omura        Chief Technical Officer, Acting     August 8, 1996
- ---------------------        Chief Executive Officer and
       Jimmy K. Omura        Director of the Board of Directors
                             (Principal Executive Officer)





   /s/ John H. Daws          Vice President and Chief            August 8, 1996
- -------------------          Financial Officer
       John H. Daws          (Principal Financial
                             and Accounting Officer)

  /s/ Leo A. Guthart         Director, Chairman of the           August 8, 1996
- --------------------         Board of Directors
      Leo A. Guthart

                             Director                            August  , 1996
- ----------------------
      Lewis C. Morris


                             Director                            August  , 1996
- ----------------------
      James H. Simons


  /s/ Howard L. Morgan       Director                            August 8, 1996
- ----------------------
      Howard L. Morgan


  /s/ Elwyn Berlekamp        Director                            August 8, 1996
- ----------------------
      Elwyn Berlekamp


  /s/ William W. Harris      Director                            August 8, 1996
- -----------------------
      William W. Harris


  /s/ King W.W. Harris       Director                            August 8, 1996
- ----------------------
      King W.W. Harris



                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cylink Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California, on August 8, 1996.


                                           CYLINK CORPORATION



                                           By     /s/   John H. Daws
                                                  ------------------------------
                                                        John H. Daws
                                                        Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit                                                            Sequentially
Number                  Document                                   Numbered Page
- ------                  --------                                   -------------

 4.1   Amended and Restated Articles of Incorporation of the             -
       Registrant (incorporated by reference to Exhibit 3.1 and 3.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-80719) which became effective on February 15, 1996 (the "Registration
       Statement on Form S-1")).

 4.2   Amended  and  Restated   Bylaws  of  the   Registrant             -
       (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1).

 5.1   Opinion of Morrison & Foerster LLP.                               9

23.1   Consent of Counsel (included in Exhibit 5.1).                     -

23.2   Consent of Price Waterhouse LLP (see page II-4).                  5

24.1   Power of Attorney (see page II-5).                                6